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                                                                       EXHIBIT 5



                                          December 13, 1994



Board of Directors
USL Capital Corporation
733 Front Street
San Francisco, California 94111

Gentlemen:

         At your request I have examined, or caused to be examined, the Registration Statement on Form S-3 (the "Registration Statement") in the form to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $1,500,000,000 of debt securities (the "Debt Securities") and/or warrants to purchase Debt Securities (the "Warrants") of USL Capital Corporation, a Delaware corporation (the "Corporation"). The Debt Securities are to be issued under the Indenture between the Corporation and The Chase Manhattan Bank (National Association), as trustee (the "Trustee" ), dated as of November 15, 1994 (the "Indenture"). The Warrants are to be issued pursuant to a warrant agreement (the "Warrant Agreement") in the form filed as an exhibit to the Registration Statement. The Debt Securities and Warrants are to be sold from time to time as set forth in the Registration Statement, the prospectus contained in the Registration Statement (the "Prospectus"), and supplements to the Prospectus (the "Prospectus Supplements").

         In rendering this opinion as to matters involving the application of laws of jurisdications other than the State of California and the United States, I have relied on opinions of other counsel and as to factual matters not independently established by me, I have relied upon certificates of other officers of the Company and public officials.

         I am of the opinion that:

         1. When the Debt Securities have been duly authorized, completed, executed, authenticated, and delivered in accordance with the Indenture, and the Debt Securities have been sold as described in the Registration Statement, including the Prospectus and the Prospectus Supplements, and, with respect to Debt Securities issuable upon exercise of the Warrants, the Warrant Agreement, the Debt Securities will be legal, valid, and binding obligations of the Corporation entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, fraudulent transfer, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and the application of usual equitable principles regardless of whether equitable remedies are sought).
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Board of Directors
USL Capital Corporation
December 13, 1994
Page 2



         2. When the Warrants have been duly authorized, completed, executed, countersigned, and delivered in accordance with the Warrant Agreement and the Warrants have been sold as described in the Registration Statement, including the Prospectus and the Prospectus Supplements, the Warrants will be legal, valid, and binding obligations of the Corporation entitled to the benefits of the Warrant Agreement (subject to the limitations set forth in paragraph 1 above).

         I consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Validity" in the Registration Statement, the Prospectus, and any amendments or supplements thereto.

                                          Very truly yours,


                                          /s/ Henry Lerner

                                          Henry Lerner
                                          Senior Vice President,
                                          General Counsel and Secretary